Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (“Amendment”) is made as of July 21, 2014 (“Fourth Amendment Effective Date”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, MANITEX, INC., a Texas corporation, MANITEX SABRE, INC., a Michigan corporation, BADGER EQUIPMENT COMPANY, a Minnesota corporation, and MANITEX LOAD KING, INC., a Michigan corporation (each, individually a “US Borrower,” and collectively the “US Borrowers”) and MANITEX LIFTKING, ULC, an Alberta company (the “Canadian Borrower” and, together with the US Borrowers, the “Borrowers” and each individually, a “Borrower”) and COMERICA BANK, a Texas banking association (in its individual capacity, “Comerica”), as US Agent, US Swing Line Lender, a US Issuing Lender and a US Lender, COMERICA BANK, a Texas banking association and authorized foreign bank under the Bank Act (Canada), through its Toronto branch (in its individual capacity, “Comerica Canada”) as Canadian Agent, Canadian Swing Line Lender, Canadian Issuing Lender and a Canadian Lender, FIFTH THIRD BANK, an Ohio banking corporation, as a US Lender, and HSBC BANK USA, N.A., a national banking association, as a US Lender (Canadian Lender, Canadian Swing Line Lender, US Lenders and US Swing Line Lender are sometimes referred to herein collectively as the “Lenders”).

PRELIMINARY STATEMENT

The Borrowers, US Agent, Canadian Agent and the Lenders entered into a Credit Agreement dated August 19, 2013, as amended by that First Amendment to Credit Agreement dated as of October 15, 2013, that Second Amendment to Credit Agreement dated as of November 26, 2013 and that Third Amendment to Credit Agreement dated as of April 22, 2014 (as amended the “Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the US Agent, Canadian Agent and Lenders to Borrowers (“Obligations”).

Borrowers, US Agent, Canadian Agent and the Lenders have agreed to amend the terms of the Credit Agreement as provided in this Amendment.

AGREEMENT

1. Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.

2. Amendment.

(a) The following terms and their respective definitions are hereby added to Section 1.1 of the Credit Agreement in their respective alphabetical order:

“Credit Facilities” shall mean the Canadian Revolving Credit, the US Revolving Credit and the Incremental Term Loan.

“Eligible Insured Accounts” means, an Account owing to a Canadian Borrowing Base Obligor, which satisfies all of the requirements for an Eligible Account and the payment of which has been insured by Export Development Canada (or such other receivables insurer as is approved by Canadian Agent in its discretion), with not less than 90% of the amount of such Account covered by such insurance, with Canadian Agent named as beneficiary thereunder or proceeds of which shall be assigned to Canadian Agent, and a copy of the policy under which such insurance is provided having been provided to and approved by Agent.

“Incremental Term Loan” shall mean the term loan, with a maturity date of five years from the date of advance of the Incremental Term Loan, in the maximum aggregate amount of the Term Loan Incremental Amount, provided to the US Borrowers by the Incremental Term Loan Lenders in accordance with Section 4.1 hereof.

“Incremental Term Loan Lender” is defined in Section 4.1 hereof.

“PM Group Acquisition” shall mean the acquisition of PM Group s.p.a. and Oil & Steel s.p.a by Parent as outlined in the offer letter dated April 18, 2014.

“PM Group Acquisition Agreements” shall mean the final fully executed purchase agreement, schedules, exhibits, agreements and related documents to be entered into by and among Parent and PM Group s.p.a. and Oil & Steel s.p.a. documenting the PM Group Acquisition.

“Request for Incremental Term Loan” is defined in Section 4.1 hereof.

“Term Loan Incremental Amount” shall mean Twenty Five Million and 00/100 US Dollars (US$25,000,000.00).

(b) The definition of “Canadian Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Canadian Borrowing Base shall mean, as of any date of determination thereof, without duplication, an amount equal to the sum of:

(a) ninety percent (90%) of Canadian Borrowing Base Obligors’ Eligible Insured Accounts; plus

(b) plus eighty-five percent (85%) of Canadian Borrowing Base Obligors’ Eligible Accounts; plus

(c) eighty-five percent (85%) of Canadian Borrowing Base Obligors’ Eligible Government Accounts; plus

(d) the sum of (x) 50% of Canadian Borrowing Base Obligors’ Eligible Inventory (excluding work-in-process Eligible Inventory); plus (y) the lesser of (i) 30% of Canadian Borrowing Base Obligors’ work-in-process Eligible Inventory which is properly classified under GAAP as work-in-process inventory, or (ii) the Canadian WIP Cap; provided, however, the sum of amounts determined under (x) plus the amount determined under (y) shall not exceed the Canadian Inventory Cap; minus

(e) Priority Payables;

provided that (x) the Canadian Borrowing Base shall be determined on the basis of the most current Canadian Borrowing Base Certificate required or permitted to be submitted hereunder, and (y) any reserves or other adjustments established by the Canadian Agent or the Majority Canadian Revolving Credit Lenders on the basis of any subsequent collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by the Canadian Agent and the Majority Canadian Revolving Credit Lenders. For greater certainty, Canadian Borrowing Base Obligors’ Eligible Accounts and Eligible Inventory shall not include inventory financed pursuant to the Specialized Equipment Export Facility and accounts derived therefrom and provided, further such inventory financed by the Specialized Equipment Export Facility and accounts derived therefrom shall be detailed in a schedule to the Canadian Borrowing Base Certificate.”

(c) Section 4 of the Credit Agreement is hereby amended by deleting “Intentionally Omitted” and inserting the following new Section 4.1:

“4.1 Optional Incremental Term Loan. The US Borrowers may request an Incremental Term Loan in an aggregate amount not to exceed the Term Loan Incremental Amount, subject to the satisfaction concurrently with, or prior to the date of such request, of the following terms and conditions:

(a) the US Borrowers shall have delivered to the US Agent a written request for an Incremental Term Loan, specifying the amount of the requested Incremental Term Loan (a “Request for Incremental Term Loan”);

(b) within three (3) Business Days after the US Agent’s receipt of the Request for Incremental Term Loan, the US Agent shall inform each Lender of the request and shall seek commitments for the amount of the Incremental Term Loan from existing Lenders (each Lender participating in the Incremental Term Loan, an “Incremental Term Loan Lender”) and each such Incremental Term Loan Lender shall notify the US Agent in writing, no later than five (5) Business Days after receipt of the US Agent’s notice, of such Lender’s applicable commitment to such Incremental Term Loan; if the US Agent shall not have received a written commitment from a Lender within such time period, such Lender shall be deemed to have elected not to participate in the Incremental Term Loan. If any one or more Lenders shall elect not to commit to fund the Incremental Term Loan, then the US Agent may offer that portion of the uncommitted Incremental Term Loan hereunder to any other Person meeting the requirements of Section 13.9 hereof (the “New Term Loan Lender(s)”);

(c) the outstanding principal and accrued interest and fees in respect of the Incremental Term Loan shall share ratably in the benefits of this Agreement and the other Loan Documents with the US Revolving Credit and the accrued interest and fees in respect thereof and the Incremental Term Loan Lenders and New Term Loan Lenders shall be included as Lenders in any determination of the Majority US Lenders in accordance with each such Lender’s aggregate participation in the Credit Facilities;

(d) installment payments, each year over a five year term, shall be twenty percent (20%) of the original principal amount of the Incremental Term Loan, payable quarterly in arrears on the first day of each January, April, July and October, commencing January 1, 2015. Interest on the Incremental Term Loan shall be consistent with the pricing set forth for the Term Loan in Annex I (Applicable Margin Grid) to the this Agreement as of August 19, 2013. The Applicable Margin effective on the closing date of the Incremental Term Loan, which will be applicable to all outstanding loans, will be determined based upon the proforma calculation of the Consolidated Total Debt and the Consolidated Adjusted EBITDA calculation from the most recently delivered Covenant Compliance Report and all such terms shall be set forth in an amendment to this Agreement to be effective on the date of funding of the Incremental Term Loan;

(e) the US Borrowers shall have paid to the US Agent for distribution to the Incremental Term Loan Lenders, and as applicable the New Term Loan Lenders, all fees as detailed in the fee letter dated June 2014 between Agent and Parent;

(f) if requested, the US Borrowers shall have executed and delivered to the US Agent new term loan notes payable to each of the Incremental Term Loan Lenders and as applicable New Term Loan Lenders, in the face amount of each such Lender’s percentage of the Incremental Term Loan dated as of the effective date of the advance (with appropriate insertions relevant to such Notes and acceptable to such Lenders);

(g) prior to the date the increased commitment becomes available, the US Borrowers shall have delivered to the US Agent, in each case dated as of the date of the applicable Incremental Term Loan, a certificate signed by a Responsible Officer of each US Borrower (i) certifying and attaching the resolutions adopted by each US Borrower approving or consenting to such Incremental Term Loan, and (ii) certifying that, before and after giving effect to such Incremental Term Loan, (A) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date such increase becomes available, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) (1) the US Borrowers Consolidated Total Debt to Consolidated Adjusted EBITDA Ratio as in effect on the date of consummation of the PM Group Acquisition is less than or equal to 3.75 to 1.00, (2) the US Borrowers Senior Secured First Lien Debt to Consolidated Adjusted EBITDA Ratio as in effect on the date of consummation of the PM Group Acquisition is less than or equal to 3.00 to 1.00, the calculations in this phrase B shall utilize the proforma debt calculation however the Adjusted EBITDA shall be based upon the most recently delivered Covenant Compliance Report, and (C) no Default or Event of Default shall have occurred and be continuing;

(h) the proceeds of such Incremental Term Loan may only be utilized for the PM Group Acquisition, which acquisition must close on or before November 15, 2014;

(i) on or before October 31, 2014, the US Agent shall have received and satisfactorily reviewed the PM Group Acquisition Agreements;

(j) the US Agent shall have received on or before November 15, 2014, satisfactory evidence showing that immediately prior to and immediately after the date the PM Group Acquisition is consummated (and taking into account any Advances to US Borrowers or US Letters of Credit to be made or issued, as the case may be, in connection with the PM Group Acquisition), the Unused US Revolving Credit Availability will be at least US$5,000,000; and

(k) such amendments, acknowledgments, consents, documents, instruments, any registrations, if any, shall have been executed and delivered and/or obtained by the Borrowers as required by the Agents, in their reasonable discretion.”

(d) The following paragraph (c) is hereby added to Section 7.1 of the Credit Agreement immediately following the existing paragraph (b):

“(c) together with the quarterly reports described in paragraph (b) of this Section 7.1, commencing with the fiscal quarter ending September 30, 2014, Parent shall provide detailed financial statement schedules, in form and substance satisfactory to Agent, which shall include separate schedules for: (i) the consolidated financial statements of the Parent and its North American Subsidiaries which statement shall include profit and loss statements, balance sheets and statements of cash flow of all Subsidiaries of Parent which are formed and existing in North America, and (ii) the consolidated financial statements Parent including all foreign and domestic Subsidiaries of Parent;”

(e) Paragraph (b) of Section 7.2 (Certificates; Other Information) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) Within thirty (30) days after and as of the most recent month-end or more frequently as reasonably requested by the US Agent or the Majority US Revolving Credit Lenders, a US Borrowing Base Certificate executed by a Responsible Officer of the US Borrowers; and (ii) within thirty (30) days after and as of the most recent month-end or more frequently as reasonably requested by the Canadian Agent or the Majority Canadian Revolving Credit Lenders, a Canadian Borrowing Base Certificate executed by a Responsible Officer of the Canadian Borrower;”

(f) Paragraph (e) of Section 7.2 (Certificates; Other Information) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e ) (i) Within thirty (30) days after and as of the end of each month, including the last month of each Fiscal Year, or more frequently as requested by the US Agent or the Majority US Revolving Credit Lenders, (1) the monthly aging of the accounts receivable and accounts payable of the US Borrowing Base Obligors, and (2) an Inventory report of the US Borrowing Base Obligors; and (ii) within thirty (30) days after and as of the end of each month, including the last month of each Fiscal Year, or more frequently as requested by the Canadian Agent or the Majority Canadian Revolving Credit Lenders, (i) the monthly aging of the accounts receivable and accounts payable of the Canadian Borrowing Base Obligors, and (ii) an Inventory report of the Canadian Borrowing Base Obligors;”

(g) Section 8.16 (Guarantee Obligations) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.16 Guarantee Obligations. Guarantee or otherwise in any way become responsible for the obligations of any other Person, except for (i) for any guarantees in favor of the US Agent or the Canadian Agent, (ii) the guaranties up to US$5,000,000 from Parent and Manitex, Inc. with respect to the obligations of Manitex Liftking, ULC under the specialized equipment loan facility provided by Comerica Bank, (iii) the guaranties from Parent in support of the Debt of CVS Ferrari S.R.L. to foreign banks, including but not limited to such guaranties existing on June 30, 2013 and set forth on Schedule 8.16(iii) attached hereto, provided that such guarantee obligation shall not to exceed the lesser of US$9,000,000 or the amount of such foreign Debt, of CVS Ferrari

S.R.L., (iv) the guaranty from Parent in support of the Debt of CVS Ferrari S.R.L. to HSBC Bank plc UK provided that such guarantee obligation shall not to exceed the lesser of US$3,000,000 or the amount of such foreign Debt, and (v) the performance guaranty provided by Manitex International, Inc. in support of Manitex Liftking, ULC’s military contract.”

3. Consent. Agents and the Majority Lenders hereby confirm, notwithstanding Section 8.3 (Acquisitions) or Section 8.7 (Limitation on Investments) of the Credit Agreement, the Majority Lenders consent to the PM Group Acquisition. This consent is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the PM Group Acquisition which would otherwise be a violation of the terms and conditions of the Credit Agreement.

4. Amendment Fee. The Agent shall have received for the ratable benefit of each Lender that has provided its consent to this Amendment on or before June 20, 2014 by 4:00 pm (Eastern), a non-refundable amendment fee equal to 0.075% of the sum of each such Lender’s US Revolving Credit Commitment Amount and Canadian Revolving Credit Commitment Amount, such amendment fee being fully earned and payable to such consenting Lenders upon the effectiveness of this Amendment.

5. Representations and Warranties. The Borrowers represent, warrant, and agree that:

a. Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date.

b. When executed, the Agreement, as amended by this Amendment will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms. The Credit Agreement, as amended, along with each related document, agreement and instrument, is ratified and confirmed and shall remain in full force and effect and the Credit Parties further represent and warrant that they have taken all actions necessary to authorize the execution and performance of such documents.

c. There is no Default or Event of Default existing under the Credit Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

d. As applicable to each such Credit Party, the articles of incorporation, articles of formation, articles of amalgamation, bylaws, operating agreements and resolutions and incumbency certificates of the Borrowers and the Guarantors delivered to US Agent and Canadian Agent in connection with the Credit Agreement on or about August 19, 2013, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

8. No Defenses. The Credit Parties acknowledge, confirm, and warrant to US Agent, Canadian Agent and the Lenders that as of the date hereof the Credit Parties have absolutely no defenses, claims, rights of set-off, or counterclaims against US Agent, Canadian Agent and the Lenders under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Obligations, or against any of the indebtedness evidenced or secured thereby.

9. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.

10. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by the Credit Parties and the Lenders. In executing this Amendment, the Credit Parties are not relying on any promise or commitment of US Agent, Canadian Agent and/or the Lenders that is not in writing signed by the applicable Agent and/or the Lenders.

11. Acknowledgment and Consent of Guarantors. Each of the US Credit Parties has guaranteed the payment and performance of the Obligations by Borrowers pursuant to Guaranty dated August 19, 2013 (the “Guaranty”). Each of the Guarantors, by singing below, acknowledges and consents to the execution, delivery and performance of this Amendment, and agrees that the Guaranty remains in full force and effect. Each of the Guarantors further represents that it is in compliance with all of the terms and conditions of its Guaranty.

12. Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of US Agent, Canadian Agent and the Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

13. Effectiveness and Counterparts. This Amendment may be executed in as many counterparts as US Agent, Canadian Agent, the Lenders and the Borrowers deem convenient, and shall become effective upon delivery to US Agent and Canadian Agent of: (i) all executed counterparts hereof from the Lenders and from Borrowers and each of the Guarantors; (ii) the documents listed on the Closing Checklist attached hereto as Exhibit A; and (iii) any other documents or items which US Agent or Canadian Agent may require to carry out the terms hereof.

This Amendment No. 4 to Credit Agreement is executed and delivered on the Fourth Amendment Effective Date.

COMERICA BANK, as US Agent

By:	/s/ James Q. Goudie, III
James Q. Goudie, III
Its:	Vice President

COMERICA BANK, as US Lender, as US Issuing Lender, and as US Swing Line Lender

By:	/s/ James Q. Goudie, III
James Q. Goudie, III
Its:	Vice President

COMERICA BANK, as Canadian Agent

By:	/s/ Prashant Prakash
Prashant Prakash
Its:	Portfolio Risk Manager

COMERICA BANK, as Canadian Lender, as Canadian Issuing Lender, and as Canadian Swing Line Lender

By:	/s/ Prashant Prakash
Prashant Prakash
Its:	Portfolio Risk Manager

[Signature Page – US Lender]

FIFTH THIRD BANK, as US Lender

By:	/s/ Matthew Berman
Print Name
Its:	Assistant Vice President
Title

[Signature Page – US Lender]

HSBC Bank USA, N.A., as US Lender

By:	/s/ Daniel K. Sabol
Print Name
Its:	Vice President
Title

[Signature Page US Borrowers]

MANITEX INTERNATIONAL, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	President

MANITEX SABRE, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

BADGER EQUIPMENT COMPANY

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

MANITEX LOAD KING, INC.

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

[Signature Page Canadian Borrower]

MANITEX LIFTKING, ULC

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

[Signature Page US Guarantors]

GUARANTORS:

MANITEX INTERNATIONAL, INC.		MANITEX, INC.

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	President	Its:	President

MANITEX SABRE, INC.		BADGER EQUIPMENT COMPANY

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	Vice President	Its:	Vice President

MANITEX LOAD KING, INC.		LIFTKING, INC.

By:	/s/ Andrew M. Rooke	By:	/s/ Andrew M. Rooke
	Andrew M. Rooke		Andrew M. Rooke
Its:	Vice President	Its:	President

MANITEX, LLC

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Its:	Vice President

EXHIBIT “A”

CLOSING CHECKLIST

US Borrowers:

Manitex International, Inc., a Michigan corporation

Manitex, Inc. a Texas corporation

Manitex Sabre, Inc., a Michigan corporation

Badger Equipment Company, a Minnesota corporation

Manitex Load King, Inc., a Michigan corporation

Canadian Borrower:	Manitex Liftking, ULC, an Alberta corporation

Agent:	Comerica Bank, as US Agent for all Lenders Comerica Bank, as Canadian Agent for all Canadian Lenders

Lenders:	Comerica Bank, as US Lender and Canadian Lender HSBC Bank, N.A., as US Lender Fifth Third Bank, as US Lender

Guarantors:	Liftking, Inc. (with respect to debt of US Borrowers and Canadian Borrower) Manitex, LLC (with respect to debt of Canadian Borrower) All US Borrowers (with respect to debt of Canadian Borrower)

Transaction:	Amendment No. 4 to Credit Agreement

LOAN DOCUMENTS

1.	Amendment No. 4 to Credit Agreement

2.	Closing Certificate

3.	Effectiveness Letter